EXHIBIT 21.1
                  SUBSIDIARIES OF PRIME MEDICAL SERVICES, INC.
                               AS OF MARCH 1, 2003



Name of Subsidiary                                State of Incorporation
(doing business as)                                   or Organization
-------------------                              ----------------------
Prime Medical Operating, Inc.                           Delaware

Prime Management, Inc.                                  Nevada

Prime Medical Management L. P.                          Delaware

Prime Service Center, Inc.                              Delaware

Prime Diagnostic Services, Inc.                         Delaware

Prime Lithotripsy Services, Inc.                        New York
  (Reston Lithotripsy)

Prime Kidney Stone Treatment, Inc.                      New Jersey
  (Indiana Lithotripsy)

Prime Diagnostic Corp. of Florida                       Delaware

Prime Lithotripter Operations, Inc.                     New York
  (Tennessee Valley Lithotripter,
   Alabama Lithotripsy)

Prime Practice Management, Inc.                         New York

R.R. Litho, Inc.                                        Delaware

Ohio Litho, Inc.                                        Delaware

Alabama Renal Stone Institute, Inc.                     Alabama

Sun Medical Technologies, Inc.                          California

Sun Acquisition, Inc.                                   California

Lithotripters, Inc.                                     North Carolina

FastStart, Inc.                                         North Carolina

National Lithotripters Association, Inc.                North Carolina

MedTech Investments, Inc.                               North Carolina

Executive Medical Enterprises, Inc.                     Delaware

Ohio Mobile Lithotripter, Ltd.                          Ohio

ARKLATX Mobile Lithotripter, LP                         Louisiana
  (Kidney Stone Center of Louisiana)

TENN-GA Stone Group Three, LP                           Tennessee

Southern California Stone Center, L.L.C.                California

AK Associates, L.L.C.                                   Texas

Magnolia Mobile Lithotripsy, Inc.                       Alabama

Mississippi Lithotripers LP                             Mississippi

Mobile Kidney Stone Centers, Ltd.                       California

Mobile Kidney Stone Centers II, Ltd.                    California

Mobile Kidney Stone Centers III, Ltd.                   California

Northern California Lithotripsy Associates              California

Northern California Kidney Stone Center, Ltd.           California

Lithotripsy Institute of Northern California            California

Fayetteville Lithotripters Limited Partnership -
  Arizona I                                             Arizona

Fayetteville Lithotripters Limited Partnership -
  Arkansas I                                            Arkansas

San Diego Lithotripters Limited Partnership             California

California Lithotripters Limited Partnership - II, LP   California

California Lithotripters Limited Partnership - III, LP  California

California Lithotripters Limited Partnership - IV, LP   California

California Lithotripsy Joint Venture                    California

Florida Lithotripsy Limited Partnership I               Florida

Indiana Lithotripsy Limited Partnership I               Indiana

Pacific Medical of Hawaii Limited Partnership           Hawaii

Fayetteville Lithotripters Limited Partnership -
  Louisiana I                                           Louisiana

Louisiana Lithotripsy Investment Limited Partnership    Louisiana

Montana Lithotripsy Limited Partnership I               Montana

Fayetteville Lithotripters Limited Partnership -
  South Carolina II                                     South Carolina

Tennessee Lithotripters Limited Partnership I           Tennessee

Texas Lithotripsy Limited Partnership I                 Texas

Texas Lithotripsy Limited Partnership III               Texas

Texas Lithotripsy Limited Partnership V                 Texas

Texas Lithotripsy Limited Partnership VIII              Texas

Fayetteville Lithotripters Limited Partnership -
  Virginia I                                            Virginia

Pacific Lithotripsy GP                                  California

Great Lakes Lithotripsy Partnership, LP                 Wisconsin

Big Sky Urological Services, LP                         Montana

Wyoming Urological Services Ltd. Partnership            Wyoming

Washington Urological Services, L.L.C.                  Washington

Western  Kentucky Lithotripers LP                       Kentucky

Kentucky I Lithotripsy, L.L.C.                          Kentucky

Frontline Holdings, Inc.                                Delaware

Greater Atlanta Lithotripsy, L.L.C.                     Georgia

Utah Lithotripsy LP                                     Utah

Dallas Lithotripsy LP                                   Texas

Red River Urological Services LP                        Texas

KCPR, LLC                                               Texas

OssaTron Services of Western Michigan, LP               Delaware

OssaTron Services of Southeast Michigan, LP             Delaware

OssaTron Services of Indianapolis, LP                   Delaware

Orthotripsy Services of Chicago, LP                     Delaware

SMIT Container B.V.                                     Holland

SMIT Mobile Equipment B.V.                              Holland

SMIT Carrosseriefabriek B.V.                            Holland

SMIT Hydrauliek B.V.                                    Holland

AK Specialty Vehicles B. V.                             Holland

AK Specialty Vehicles Ltd.                              United Kingdom